Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Dear Sirs,

We consent to the use in this Registration Statement (Amendment No. 1 to Form S-4) of our report dated April 30, 2020 relating to the consolidated financial statements of Red Metal Resources Ltd. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Yours very truly,

/s/ DALE MATHESON CARR-HILTON LABONTE LLP

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, BC

December 23, 2020